Exhibit 5.1

FORM OF OPINION

To vVARDIS Holding AG Gubelstrasse 24 6300 Zug Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00
, 2026

vVARDIS Holding AG – Registration Statement on Form F-1

We have acted as special Swiss counsel to vVARDIS Holding AG, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of a registration statement on Form F-1, including the prospectus set forth therein (the Registration Statement), filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), the offer and sale of up to            Class A ordinary shares of the Company, with a nominal value of CHF 0.006 each (the Ordinary Shares), including any Ordinary Shares to be issued and sold, if and to the extent such option is exercised, to the underwriters pursuant to the over-allotment option granted by the Company to the underwriters. As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively the Documents):

(i)	an electronic copy of the Registration Statement;

(ii)	an electronic copy of the notarized shareholders’ resolutions passed at the Company’s extraordinary general meeting held on August 24, 2026 (the Shareholders’ Resolutions);

(iii)	an electronic copy of a certified excerpt from the Commercial Register of the Canton of Zug for the Company, dated September 29, 2026;

(iv)	an electronic copy of a certified copy of the articles of association (Statuten) of the Company dated September 14, 2026 (the Pre-IPO Articles of Association); and

(v)
an electronic copy of the articles of association (Statuten) of the Company approved by the Shareholders’ Resolutions, subject to and with effect as of the Company’s board of directors’ determination that the first capital increase from the capital range (the IPO Capital Increase) has been carried out, the form of which is filed as Exhibit 3.1 to the Registration Statement (the Post-IPO Articles of Association, together with the Pre-IPO Articles of Association, the Articles of Association).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinions below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)
all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

(c)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

(d)	the Registration Statement has been duly filed by the Company;

(e)
the Registration Statement is unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement as of the date hereof;

(f)	the Shareholders’ Resolutions (i) have been duly resolved in a meeting duly convened and otherwise in the manner set forth therein, (ii) have not been amended and (iii) are in full force and effect;

(g)
the Pre-IPO Articles of Association (i) have been duly approved in a meeting duly convened and otherwise in the manner set forth therein, (ii) have not been amended other than as set out in or contemplated by the Shareholders’ Resolutions and (iii) are in full force and effect;

(h)
the Post-IPO Articles of Association (i) have been duly approved in a meeting duly convened and otherwise in the manner set forth therein and (ii) will be duly filed by the Company with the Commercial Register of the Canton of Zug upon completion of the IPO Capital increase;

(i)
prior to the issuance of any Ordinary Shares, the board of directors of the Company will have duly authorized the issuance and sale of such Ordinary Shares and will have validly excluded the pre-emptive rights of the existing shareholders for purposes of offering and selling the Ordinary Shares as contemplated in the Registration Statement, and such authorization and exclusion will not have been amended and will be in full force and effect until the issuance of all Ordinary Shares;

(j)	the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr);

(k)
all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or by the Articles of Association, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in connection with the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied; and

(l)	there are no provisions of the laws of any jurisdiction other than Switzerland that may affect the opinions expressed herein.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the Ordinary Shares, when issued and paid for pursuant to the Shareholders’ Resolutions, the Articles of Association and Swiss law, in particular upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Zug, and entered into the Company’s book of uncertificated securities, will be validly issued, fully paid as to their nominal value and non-assessable.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)
The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made by the relevant holder of the shares.

(c)
The exercise of voting rights and rights related thereto with respect to any Ordinary Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Post-IPO Articles of Association.

(d)
We express no opinion as to whether the Registration Statement is accurate, true, correct, complete and not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Ordinary Shares. In addition, we have not been responsible for investigating or verifying the accuracy of the facts including the business, financial and economic information contained in the Registration Statement or that no material fact has been omitted therefrom.

(e)
Notwithstanding or irrespective of the registration of the capital increase with the Commercial Register of the Canton of Zug, the underlying shareholders’ resolutions may be challenged by a dissenting shareholder of the Company or others in court or otherwise. However, we believe that a challenge of the underlying shareholders’ resolutions by a dissenting shareholder of the Company after registration of the Ordinary Shares with the Commercial Register of the Canton of Zug, even if successful, would not in itself void such Ordinary Shares.

(f)	We express no opinion as to tax, banking, insurance or regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

*   *   *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” and “Enforcement of Judgments” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

[Signature page follows]

Sincerely yours

Homburger AG